UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2020

NextCure, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38905	47-5231247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal executive offices)	(Zip Code)

(240) 399-4900

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by NextCure, Inc. (the “Company”) in its Current Report on Form 8-K filed on July 13, 2020, Kevin N. Heller is resigning from his position as the Company’s Chief Medical Officer effective as of August 4, 2020. On July 14, 2020, Dr. Heller and the Company entered into a Consulting Agreement (the “Consulting Agreement”), effective as of August 4, 2020, to provide for Dr. Heller to perform ongoing consulting services for the Company. Pursuant to the Consulting Agreement, Dr. Heller will provide up to 10 hours of consulting services per month to the Company relating to the Company’s ongoing clinical trials for two of its product candidates, NC-318 and NC-410. Dr. Heller will receive a monthly fee of $5,000 for his services and will continue to vest in his existing equity awards during the term of the Consulting Agreement. The term of the Consulting Agreement runs through July 31, 2020, though either party may terminate it earlier on 90 days’ written notice.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which will be filed with the Company’s quarterly report on Form 10-Q for the period ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTCURE, Inc.
Date: July 17, 2020
/s/ Steven P. Cobourn
Steven P. Cobourn
Chief Financial Officer